Exhibit 99.1

DATA443 REPORTS RECORD SECOND QUARTER RESULTS:

● 80% INCREASE IN NET BILLINGS

● RECORD SURGE IN NET BOOKINGS

RESEARCH TRIANGLE PARK, NC, August 7, 2020 – Data443 Risk Mitigation, Inc. (“Data443” or the “Company”) (OTCPK: ATDS), a leading data security and privacy software company, today announced record operational and financial results for its second quarter (ended June 30, 2020), and for its first half of fiscal year 2020.

Management Commentary

Jason Remillard, CEO of Data443, commented, “Today’s results for the first half of 2020 truly highlights the strength of our team, the quality of our product offerings, and the priority positioning of our industry. Even in this challenging and unprecedented time of pandemic, we have proven that we continue to serve our clients and grow our business, highlighting the urgency and value of our technology offerings. Our name brand global multinational clients, as well as our regular mom and pop clients, rely on Data443 for their most sensitive and important data privacy needs. Our performance is strong evidence of the important role we play in the security and success of our clients.”

“We have continued to execute on our business plan, building momentum on both sales and product development. We secured new contracts with the Pittsburgh Steelers and the Miami Dolphins, opening a Company initiative to expand our offerings to sports teams. We also successfully launched our Zoom Chat Privacy canner and our WordPress Privacy Badge, both of which have shown great momentum for us in the early going. We anticipate that customer growth overall will continue to improve as more data-driven demands shift from central offices to more home and remote-based work settings.”

“For the greater part of 2020, we have dedicated significant time and resources to build our internal infrastructure, including our Data Center capabilities and direct to consumer capabilities. We continue to realize the benefits of product and technology investments made in 2018 and 2019. This is reflected in our continued growth of our deferred revenues, and our continued extinguishment of short and long-term debt. Our advanced infrastructure will scale to ensure we can service our continued expanding client base.”

“I will be holding a business update conference call on Wednesday, August 12th at 4:30PM ET to provide greater detail on our plans for the rest of 2020 and going forward. I believe that Data443 is in the best positioning of its relatively short history, and we have an impressive story to tell,” concluded Mr. Remillard.

Business Highlights for the First Half of Fiscal Year 2020 and Year-to-Date

●	Concluded litigation settlement resulting in the cancellation of 2 billion (pre-split) shares
●	Completed all payments related to ARALOC acquisition
●	Secured shareholder-friendly forbearance agreements for outstanding convertible notes
●	Launched Global Privacy Manager™, industry’s only end-to-end privacy compliance, governance, and consumer loss-mitigation platform
●	Launched new Data Center in the Raleigh-Durham Research Triangle Region (adjacent to our headquarters)
●	Released new CCPA Framework Plugin for WordPress
●	Released Privacy Badge – an industry first, with over 500 subscribers in 2 months
●	Launched first Privacy Scanner for the world’s leading online video communication platform
●	Secured contract renewal with the Miami Dolphins for the ARALOC Secure Sports Management Platform
●	Won new contract with the Pittsburgh Steelers for the ARALOC Secure Sports Management Platform
●	Appointed Mr. Omkhar Arasaratnam to our Advisory Board

Second Quarter 2020 Financial Results:

We had recordnet billings of $869,000 for the three months ended June 30, 2020, compared to $483,000 in the prior year period. We recognized $466,000 of revenue during the second quarter of fiscal year 2020, compared to $359,000 of revenue during the second quarter of fiscal year 2019. Deferred revenues were $1,212,000 as of June 30, 2020, an increase of $303,000 from $954,000 as of December 31, 2019.

General and administrative expenses for the second quarter of fiscal year 2020 amounted to $1,666,000 compared to $1,197,000 for the three months ended June 30, 2019, which is an increase of $469,000, or 39%. The expenses for the second quarter of fiscal year 2020 primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, audit and review fees, filing fees, professional fees, and other expenses, including the re-classification of sales-related management expenses, in connection with the projected growth of the Company’s business.

Sales and marketing expense for the three months ended June 30, 2020 amounted to $27,000, as compared to $156,000 for the three months ended June 30, 2019, which is a decrease of $129,000, or 83%. The expenses for the second quarter of fiscal year 2020 primarily consisted of developing our sales operation.

The net loss for the three months ended June 30, 2020 was $2,573,000 compared to a gain of $1,194,000 for the three months ended June 30, 2019. The net loss for the three months ended June 30, 2020 was mainly derived from a loss on change in fair value of derivative liability of $773,000 associated with convertible notes payable and gross margin of $447,000, offset in part by general and administrative, and sales and marketing expenses incurred. The net gain for the three months ended June 30, 2019 was mainly derived from a gain on change in fair value of derivative liability of $2,421,000 associated with convertible notes payable and gross margins of $339,000 offset in part by general and administrative, and sales and marketing expenses incurred.

First Half 2020 Financial Results

We had net billings for the six months ended June 30, 2019 of $1,535,000, compared to $957,000 in the prior year period. We recognized $944,000 of revenue during the six months ended June 30, 2020, compared to $501,000 of revenue during the six months ended June 30, 2019.

General and administrative expenses for the six months ended June 30, 2020 amounted to $3,091,000, as compared to $1,872,000 for the six months ended June 30, 2019, an increase of $1,219,000, or 65%. The expenses for the six months ended June 30, 2020 primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, audit and review fees, filing fees, professional fees, and other expenses.

Sales and marketing expense for the six months ended June 30, 2020 amounted to $148,000, compared to $382,000 for the six months ended June 30, 2019, which is a decrease of $234,000, or 61%. The expenses for the six months ended June 30, 2020 primarily consisted of developing a sales operation.

The net loss for the six months ended June 30, 2020 was $12,754,000 as compared to a gain of $7,224,000 for the six months ended June 30, 2019. The net loss for the six months ended June 30, 2020 was mainly derived from a loss on change in fair value of derivative liability of $9,278,000, associated with convertible notes payable and gross margin of $890,000, offset in part by general and administrative, and sales and marketing expenses incurred. The net gain for the six months ended June 30, 2019 was mainly derived from a gain on change in fair value of derivative liability of $9,234,000, associated with convertible notes payable and gross margin of $462,000, offset in part by general and administrative, and sales and marketing expenses incurred.

Liquidity

As of June 30, 2020, we had cash in the amount of $549,000, accounts receivable of $34,000, and other current assets of $9,000, as compared to cash of $19,000, accounts receivable of $64,000, and other current assets of $9,000 as of December 31, 2019.

Webcast and Conference Call Information

Data443 will host a business update conference call on Wednesday, August 12th at 4:30PM ET. Investors and other interested parties may submit their questions ahead of time by emailing Investor Relations at ir@data443.com – Online registration is available at: https://us02web.zoom.us/webinar/register/WN_WEsSfumvRuiaejOENugF1w

About Data443 Risk Mitigation, Inc.

Data443 Risk Mitigation, Inc. (OTCPK: ATDS), is the de facto industry leader in Data Privacy Solutions for All Things Data Security, providing software and services to enable secure data across local devices, network, cloud, and databases, at rest and in flight. Its suite of products and services is highlighted by: (i) ARALOC™, which is a market leading secure, cloud-based platform for the management, protection and distribution of digital content to the desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from leakage — malicious or accidental — without impacting collaboration between all stakeholders; (ii) ArcMail ™, which is a leading provider of simple, secure and cost-effective email and enterprise archiving and management solutions; (iii) ClassiDocs™, the Company’s award-winning data classification and governance technology, which supports CCPA, LGPD and GDPR compliance; (iv) ClassiDocs™ for Blockchain, which provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks; (v) Data443™ Global Privacy Manager, the privacy compliance and consumer loss mitigation platform which is integrated with ClassiDocs™ to do the delivery portions of GDPR and CCPA as well as process Data Privacy Access Requests – removal request – with inventory by ClassiDocs™; (vi) Data443™ Chat History Scanner, which scans chat messages for Compliance, Security, PII, PI, PCI & custom keywords; (vii) DATAEXPRESS®, the leading data transport, transformation and delivery product trusted by leading financial organizations worldwide; (viii) The CCPA Framework WordPress plugin, which enables organizations of all sizes to comply with the CCPA privacy framework; and (ix) the GDPR Framework WordPress plugin, with over 30,000 active users it enables organizations of all sizes to comply with the GDPR and other privacy frameworks. For more information, please visit http://www.data443.com

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Data443’s plans, objectives, future opportunities for Data443’s services, future financial performance and operating results and any other statements regarding Data443’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions, many of which are beyond Data443’s control, and which could cause actual results to differ materially from the results expressed or implied by the statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, and include, without limitation, results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending; global economic conditions; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and integration of acquisitions; product liability; cybersecurity risk; anti-takeover measures in our charter documents; and, the uncertainties created by the ongoing outbreak of a respiratory illness caused by the 2019 novel coronavirus that was recently named by the World Health Organization as COVID-19. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”), including under (i) “Part I, Item 1A. Risk Factors”, in our Registration Statement on Form 10 filed with the SEC on January 11, 2019 and amended on April 24, 2019; (ii) “Part I, Item 1A. Risk Factors”, in our Annual Report on Form 10-K filed with the SEC on 17 April 2020; and, (iii) subsequent filings. All information provided in this release is as of July 30, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

The Data443™ logo, ClassiDocs™ logo, ARALOC™ logo and DATAEXPRESS® are registered trademarks of Data443 Risk Mitigation, Inc.

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Investor Relations Contact:
Matthew Abenante
ir@data443.com
919.858.6542